Exhibit 4.7

Execution Version

FIRST AMENDMENT TO THE

FIVE-YEAR REVOLVING CREDIT AGREEMENT

This FIRST AMENDMENT TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, dated as of July 14, 2009 (this “Amendment”), in respect of and to that certain Five-Year Revolving Credit Agreement, dated as of January 8, 2007, (as amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”), by and among R.R. DONNELLEY & SONS COMPANY, a corporation formed under the laws of the state of Delaware (the “Company”), the Banks signatory thereto from time to time (the “Banks”), and BANK OF AMERICA, N.A., as administrative agent for the Banks (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”).

RECITALS:

WHEREAS, the Company has requested that the Administrative Agent and the Banks agree to certain amendments to the representations and warranties contained in the Credit Agreement.

WHEREAS, the Administrative Agent and the Banks are willing to consent to this Amendment pursuant to, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

2.1 Article IV, Section 4.01(m) is hereby amended by deleting it in its entirety and replacing it with the following:

“(m) As of the date of the making of such representation, no ERISA Event that, either individually or when aggregated with other ERISA Events, has resulted in, or is reasonably expected to result in, an aggregate outstanding or future liability to the Company and its Subsidiaries of $25,000,000 or more is continuing or is reasonably expected to occur with respect to any Plan.”

2.2 Article IV, Section 4.01(n) is hereby amended by deleting it in its entirety and replacing it with the following:

“(n) As of the date of the making of such representation, neither the Company nor any of its ERISA Affiliates (i) has outstanding or is reasonably expected to incur, any Withdrawal Liability with respect to any one or more Multiemployer Plans that aggregates to $25,000,000 or more, or (ii) has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV or ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV or ERISA if such reorganization or termination, in each case for purposes of this clause (ii), either individually or when aggregated with other such reorganizations or terminations, has resulted in, or is reasonably expected to result in, an aggregate outstanding or future liability to the Company and its Subsidiaries of $25,000,000 or more.”

SECTION 3. Representations and Warranties. The Company hereby represents and warrants as follows:

3.1 As of the date hereof, and after giving effect to this Amendment, all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date.

3.2 The execution, delivery and performance by the Company of this Amendment is within the Company’s corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not contravene or constitute a default under, (i) the Company’s certificate of incorporation, as amended, or by-laws or (ii) any provision of applicable law or regulation or any contractual restriction, judgment, order, injunction, decree or other instrument binding on the Company .

3.3 This Amendment has been duly executed and delivered by the Company. This Amendment is a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or to general principles of equity.

3.4 After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under any of the Loan Documents or will be triggered by the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby.

SECTION 4. Conditions Precedent to Effectiveness. This Amendment shall be effective upon the satisfaction of the following:

4.1 This Amendment shall have been duly executed and delivered by the Company, the Administrative Agent, and the Majority Banks.

4.2 After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement or will be triggered by the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby.

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4.3 The representations and warranties contained herein shall be true and correct in all material respects.

SECTION 5. Miscellaneous.

5.1 Certain Terms. All references in the Credit Agreement to the “Agreement,” “hereof,” “herein,” “hereunder” or any other words of similar import shall be deemed to be references to the Credit Agreement as amended by this Amendment.

5.2 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

5.3 Headings. The headings contained in this Amendment are solely for convenience and shall not be used or relied upon in any manner in the construction or interpretation of this Amendment.

5.4 Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts, taken together, shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by electronic means shall be as effective as delivery of a manually executed counterpart.

[Signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date hereof.

R.R. DONNELLEY & SONS COMPANY

By:	/s/ Dan Leib
Name:	Dan Leib
Title:	SVP, Treasurer

[Signature Page to First Amendment]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Antonlkia (Tonl) Thomas
Name:	Antonlkia (Tonl) Thomas
Title:	Assistant Vice President

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT,

DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

The Northern Trust Company, as Lender

By:	/s/ Lisa McDermott
Name:	Lisa McDermott
Title:	VP

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

The Bank of Tokyo-Mitsubishi UFJ. Ltd., as Lender

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

William Street Commitment Corporation (Recourse only to assets of William Street Commitment Corporation), as Lender

By:	/s/ John Makrinos
Name:	John Makrinos
Title:	Authorized Signatory

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Wells Fargo Bank, N.A., as Lender

By:	/s/ Thiplada Siddrqui
Name:	Thiplada Siddrqui
Title:	Vice President

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

EXPORT DEVELOPMENT CANADA, as Lender

By:	/s/ Christopher Wilson
Name:	CHRISTOPHER WILSON
Title:	ASSET MANAGER

/s/ Geoff Bleich
Geoff Bleich
Senior Asset Manager

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

UBS Loan Finance LLC, as Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Bank of America, N.A., as Lender

By:	/s/ Mark Short
Name:	Mark Short
Title:	Senior Vice President

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

THE BANK OF NEW YORK MELLON, as Lender

By:	/s/ John T. Smathers
Name:	John T. Smathers
Title:	First Vice President

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Sumitomo Mitsui Banking Corporation, as Lender

By:	/s/ William M. Ginn
Name:	William M. Ginn
Title:	Executive Officer

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

JPMorgan Chase Bank, N.A., as Lender

By:	/s/ Matthew Massie
Name:	Matthew Massie
Title:	Managing Director

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Citibank, N.A., as Lender

By:	/s/ Christopher Hartzell
Name:	Christopher Hartzell
Title:	Director

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Navneet Khanna
Name:	Navneet Khanna
Title:	Vice President

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

FIFTH THIRD BANK, A Michigan Banking Corporation, as Lender

By:	/s/ Joseph A. Wemhoff
Name:	Joseph A. Wemhoff
Title:	Vice President`

[Signature Page to First Amendment]

SIGNATURE PAGE TO FIRST AMENDMENT, DATED AS OF JULY 14, 2009, TO THE FIVE-YEAR REVOLVING CREDIT AGREEMENT, DATED AS OF JANUARY 8, 2007, BY AND AMONG R.R. DONNELLEY & SONS COMPANY, THE BANKS SIGNATORY THERETO FROM TIME TO TIME AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Melissa James
Name:	Melissa James
Title:	Authorized Signatory

[Signature Page to First Amendment]